EXHIBIT 99.1

ISSUER DIRECT REPORTS FOURTH QUARTER AND YEAR-END 2009 RESULTS

CARY, N.C., March 16, 2010 (GLOBE NEWSWIRE) -- Issuer Direct Corporation (OTC: ISDR- News), a market leader and innovator of unified regulatory, disclosure and compliance solutions, today announced the financial results for the fourth quarter and year ended December 31, 2009. Additionally, the company anticipates filing its annual report including its financials in eXtensible Business Reporting Language (xBRL) with the Securities and Exchange Commission before market close today.

Revenues for the period ended December 31, 2009 increased 32% to $1,885,232 compared to $1,425,331 in fiscal 2008. The increase of $459,901 was due primarily to an increase in transfer agent services of $247,981, and an increase in fulfillment and distribution services of $208,854.

Brian Balbirnie, Chief Executive Officer of Issuer Direct said, “the 32% increase in 2009 revenues is a result of the company’s ability to shift its resources to its higher margin transfer agent and shareholder communications services in response to the slowdown in the financial markets.”  Mr. Balbirnie went on to say, “We are confident that we are well positioned for continued growth and increased profitability as the markets begin to recover in 2010 and beyond.”

Even though revenue decreased 15% in the fourth quarter of 2009, the core financial reporting business segment increased 5.3% from $677,852 to $713,510 for the year ended December 31, 2009. Transfer agent services also increased 3432% from $7,225 to $255,206 for the same period. Demand for lower margin printed materials continued to show signs of decline while the model for higher margin goods and services such as transfer agent services and shareholder communication continued to show strong signs of growth.

Net loss totaled $75,237 or $0.00 per share for the fourth quarter ended December 31, 2009, including $58,596 in bad debt write-downs for accounts that became uncollectable and or insolvent during the period; as compared to a net income of $25,933, or $0.001 per share, in the comparable period in 2008. Overall net income totaled $274,174 or $0.02 per share for the fiscal year ended December 31, 2009, compared to net loss of $(963,043) or $(0.05) loss per share in the comparable period in 2008.

Highlights for the fourth quarter and year ended December 31, 2009:

-	Increased year over year revenues by 32%

-	Reduced liabilities by 55% for the period ended December 31, 2009 compared to 2008.

-	Reported net income of $274,174 in the year ended December 31, 2009 compared to a loss of $963,043 in the comparable period of 2008.

Revenue backlog in software licensing and proxy transactions were not included in fourth quarter revenues. That number is approximately $200,000 in business that has been carried over to 2010. The delay in recognizing this revenue was attributed to year end timing and complexity coupled with prolonged regulatory review and approvals.

About Issuer Direct Corporation:

Issuer Direct Corporation ("IDC") is a market leader and innovator in public company products and services. As an issuer services focused company, Issuer Direct alleviates the complexity of maintaining compliance through integrated products and services that help companies produce and distribute their financial and business communications both online and in print. As a shareholder compliance company, Issuer Direct is dedicated to assisting corporate issuers in an ever-changing regulatory environment and to comply with the myriad of rules imposed by regulatory bodies.

Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. We disclaim any intention to, and undertake no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact our forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including but not limited to the discussion under "Risk Factors" therein, filed with the SEC, which you may view at http://www.sec.gov

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$146,043	$50,367
Accounts receivable (net of allowance for doubtful accounts of $16,785 and $43,764, respectively)	152,069	165,681
Security deposits	6,242	6,242
Other current assets	19,201	2,855
Total current assets	323,555	225,145
Furniture, equipment and improvements (net of accumulated depreciation of $18,316 and $43,201, respectively)	21,087	15,987
Other long-term assets	-	2,000
Intangible assets (net of accumulated amortization and impairment of $67,833 and $170,000, respectively)	120,363	147,695
Total assets	$465,005	$390,827

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable - Trade	$51,715	$143,560
Accrued expenses	59,810	128,050
Note payable – related party	73,525	73,525
Notes payable – other	-	64,828
Total liabilities	185,050	409,963

Stockholders' equity (deficit):
Preferred stock, $1.00 par value, 10,000,000 shares authorized Series A, 60 shares designated, 5 and 7 shares issued and outstanding, respectively	5	7
Series B, 476,200 shares designated; no shares issued and outstanding	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 16,826,342 and 18,834,717 shares issued and 16,826,342 and 18,830,222 shares outstanding , respectively	16,826	18,834
Additional paid-in capital	1,463,697	1,441,006
Treasury stock, at cost, 4,495 shares at December 31, 2008	-	(4,236)
Accumulated deficit	(1,200,573)	(1,474,747)
Total stockholders' equity (deficit)	279,955	(19,136)
Total liabilities and stockholders’ equity (deficit)	$465,005	$390,827

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2009	2008
Revenues
Document conversion	$713,510	$677,852
Printing and financial communication	381,347	453,928
Fulfillment and distribution	444,920	236,066
Software licensing	90,249	50,260
Transfer agent services	255,206	7,225
Total	1,885,232	1,425,331

Cost of services	786,633	745,175
Gross profit	1,098,599	680,156
Operating costs and expenses
General and administrative	537,604	1,226,243
Sales and marketing expenses	247,887	287,198
Impairment charges	-	130,000
Depreciation and amortization	38,246	35,191
Total operating costs and expenses	823,737	1,678, 632
Net operating income (loss)	274,862	(998,476)
Other income (expense):
Interest expense	(688)	(8,886)
Gain on settlement of debt	-	16,902
Other income	-	27,417
Total other income (expense)	(688)	35,433
Net income (loss)	$274,174	$(963,043)
Loss per share – basic and diluted	$0.02	$(0.05)

Weighted average number of common shares outstanding – basic	17,014,713	17,834,100
Weighted average number of common shares outstanding – diluted	17,017,850	17,834,100

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AUDITED)

	Year ended December 31,
	2009	2008
Cash flows from operating activities
Net loss	$274,174	$(963,043)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	61,340	54,490
Depreciation and amortization	38,246	35,191
Impairment charges	—	130,000
Gain on settlement of debt	—	(16,902)
Stock-based expenses	10,000	668,150
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(47,728)	(95,217)
Decrease (increase) in deposits and prepaids	(14,347)	69
Increase (decrease) in accounts payable	(91,844)	88,855
Increase (decrease) in accrued expenses	(43,240)	109,859
Net cash used by operating activities	186,601	11,452

Cash flows from investing activities
Purchase of equipment	(16,014)	(10,341)
Net cash used by investing activities	(16,014)	(10,341)

Cash flows from financing activities
Repurchase of common stock	(10,083)	—
Proceeds from sale of common stock	—	50,000
Payments for notes payable	(64,828)	(40,062)
Net cash provided by financing activities	(74,911)	9,938

Net change in cash	95,676	11,049
Cash – beginning	50,367	39,318
Cash – ending	$146,043	$50,367

Supplemental disclosures:
Cash paid for interest	$1,192	$3,994
Cash paid for income taxes	$—	$—
Non-cash investing and financing activities:
Retirement of treasury shares	$10,083	$—
Cancellation of common shares	$4,236	$—
Issuance of common shares for redemption of preferred shares	$20	$—
Accrued expenses settled by issuance of common shares	$25,000	$71,000